Exhibit 10.5

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (the “Agreement”) is dated as of February __, 2017, and is between “Agents” _____________, with an address of _____________________, ________, and __________, with an address of _____________________, ________, and “Participant” or “Participants” on Schedule I attached hereto, with their address set forth opposite their names.

In this Agreement, the following terms shall have the following respective meanings:

“Financing Documents” means the Note Purchase Agreement, the Senior Secured Convertible Promissory Notes, and all agreements, instruments and documents referred to in the definition of “Financing” together with all other agreements, instruments and documents executed and delivered in connection with the Financing.

“Financing” means the secured loan or loans made by Participants to FluoroPharma Medical, Inc., a Nevada corporation (“Borrower”), pursuant to the Senior Secured Convertible Notes in the aggregate amount of up to $1,000,000 due February __, 2018 (the “Notes”), Security Agreement, UCC-1 Financing Statements and other Financing Documents.

“Participation” means the interest of a party in the Financing.

“Participation Amount” means the dollar amount of the respective Note of Borrower to each Participant.

“Proportionate Share” means each Participant’s percentage interest in the then outstanding Notes.

“Pro Rata” means, in reference to allocation of expenses or losses or to the application or distribution of payments or other monies received in connection with the Financing, in the same proportion of the applicable parties’ interest in the Financing is to the entire outstanding balance of the Financing at the date of such allocation, application or distribution.

WHEREAS, Participants have made the Financing; and

WHEREAS, Participants desire to set forth the agreement between them with respect to the Financing and the authorization of Agents acting on behalf of all Participants.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Agents and Participants hereby agree as follows:

1. Nature and Description of Participation. No Participation shall have a priority interest over any other Participation regardless when a Participant becomes a party to this Agreement. Participant’s Participation has no recourse to Agents, except to enforce the provisions of this Agreement. Participant may not sell, assign, transfer or otherwise dispose of its Participation (or any interest therein) except in accordance with Section 5 of this Agreement. The Financing is secured as provided in the Financing Documents, and each Participation includes an undivided Pro Rata interest in all collateral for the Financing, and all rights with respect thereto on and after the date hereof. Notwithstanding anything to the contrary contained in the Financing Documents, Participant hereby acknowledges and agrees that the interest payable to Participant after the date hereof on its Participation will be at the rate set forth on Participant’s respective Note. Agents will not be entitled to payment for their services hereunder.

2. Financing Administration. Agents shall service and administer the Financing in their sole and absolute discretion. Agents agree to employ reasonable commercial practices in the administration of the Financing. Participant hereby appoints Agents as Participant’s agent for purposes of servicing and administration. In connection with such servicing and administration, the following provisions shall apply:

(a) Upon written request of Participant, Agents shall forward to Participant copies of any other documents, instruments or certificates delivered to them in connection with the Financing and all financial statements and other information that they receive from Borrower;

(b) Borrower shall pay all interest due and all payments of principal directly to Participant in accordance with the Notes;

(c) Agents will not, without the prior written consent of the holders of a majority in outstanding principal of the Notes, (i) modify the interest rates, maturities, or maximum amounts of the Notes; (ii) make or consent to any release, substitution or exchange of any collateral obtained pursuant to any Security Agreement; (iii) accelerate any of the Notes; (iv) sell, assign or transfer any of said collateral (except upon immediate remittance to each Participant of its Pro Rata interest therein after deducting all expenses in connection therewith); or (v) waive any claim against the Borrower or any guarantor, standby creditor or obligor in connection with any of the Financing. Agents are solely authorized to file additional, amended or supplement Schedule I’s hereto and UCC Financing Statements with the appropriate authorities to reflect additional Participants or assignees of any Participant;

(d) Agents agree, to the extent that Agents have actual knowledge thereof, to give Participant reasonably prompt notification of the occurrence of any material event of default under the Financing Documents (any such material event of default or event being referred to herein as a “Default”);

(e) Upon the occurrence of a Default, Agents may, with the prior written consent of the holders of a majority in outstanding principal of the Notes, which consent shall not be unreasonably withheld, delayed or conditioned, determine a course of action, if any, to be taken to cure such Default or otherwise protect or enforce the rights of the Agents and Participants. Each decision concerning the course of action to be followed shall be made by Agents, with the prior written consent of the holders of a majority in outstanding principal of the Notes, which consent shall not be unreasonably withheld, delayed or conditioned;

(f) Upon the occurrence of a Default, Agents may, with the prior written consent of the holders of a majority in outstanding principal of the Notes, which consent shall not be unreasonably withheld, delayed or conditioned, proceed, as agent for the parties hereto, to use any legal remedies at their disposal to collect the Financing. The selection of such remedies and the manner of exercise of its rights shall be as determined by Agents, with the prior written consent of the holders of a majority in outstanding principal of the Notes, which consent shall not be unreasonably withheld, delayed or conditioned. All sums received by Agents on account of the Financing in any collection proceedings shall, after deducting the charges and expenses thereof paid or to be paid by Agents, be paid within two (2) business days, pro rata, to Participants;

(g) All payments made by any party hereto shall be made in federal or other immediately available funds, unless otherwise agreed by the parties; and payments required to be made by any party may be delayed by such party until it is in possession of cleared, immediately available funds; and

(h) An Agent may resign at any time upon thirty (30) days prior written notice to the Participants, in which case the Participants may choose to select one or more replacement Agent(s) upon vote of the holders of the majority of the outstanding Participation Amount.

3. Application of Payments and Expenses. Agents shall remit to Participants if, as and when Agents shall have finally collected the same, Participant’s Pro Rata share of all principal and interest payments made by Borrower with respect to the Financing after the date hereof, provided, however, interest payments to Participant shall be as set forth in Section 3 hereunder. Any and all loss or losses with respect to the Financing shall be borne by Participants on a pro rata basis. All out-of-pocket expenses incurred by Agents in the servicing and administration (including all costs of collection) of the Financing shall be shared by and Participants on a pro rata basis.

4. Liability and Representation. Participant acknowledges that neither Agents nor any of their officers, directors, employees or agents shall be liable for any action taken hereunder or under the terms of the Financing, or in connection herewith or therewith, unless caused by their lack of good faith or willful misconduct. Agents shall not be responsible for any recitals, statements, representations or warranties contained in or in any instruments, agreement or other documentation in connection with the Financing or thereby contemplated or for the execution, effectiveness, genuineness, validity or enforceability thereof, or be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions thereof.

Participant acknowledges that counsel to Borrower has served as counsel to Borrower only, and such representation has not been and will not be relied upon by Participant.

5. Assignment. In the event Participant desires to assign its Notes and rights hereunder, it shall deliver a written notification (the “Notification”) to Agents, which shall include (i) the identity of the proposed assignee, (ii) a complete and accurate description of the price, terms and conditions of such proposed assignment and (iii) the written assumption by assignee in form and substance satisfactory to Agents and Borrower’s counsel whereby the assignee has assumed all of the obligations and undertakings of Participant under this Agreement, together with such opinions of counsel and other supporting documentation as Agents or Borrower’s counsel may reasonably require. Participant may not assign all or any part of its Participation if such assignment has been objected to in writing within ten (10) days after the date of the Notification. Any assignment made or purported to be made in violation of this Section shall be void ab initio and of no force and effect. As used herein the term “assign” shall mean sell, assign, transfer or otherwise dispose of any interest in the Participation.

6. Setoff. If Participant realizes any proceeds or monies from Borrower or holds, attaches or sets off any deposits or credits of Borrower, Participant shall immediately pay to Agents the entire amount thereof (without any deduction for any reason, including without limitation other obligations, if any, of Borrower to Participant) for application to the Financing.

7. Contribution. In the event that, at any time, Agents or Participant shall be sued or threatened with suit by a trustee, receiver, assignee or similar fiduciary on account of any alleged unlawful or voidable preference or fraudulent transfer alleged to have been received from Borrower on account of the Financing, or any transaction relating thereto, then upon the occurrence of any such event, any monies paid in satisfaction or compromise of such suit, claim or demand, or in satisfying any prior lien asserted with respect to any of the collateral and all expenses, costs and attorneys’ fees incurred by any such party shall be paid by Participants on a pro rata basis.

8. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed given upon mailing by depositing the same in the U.S. mail, first class postage prepaid, and addressed to the party being notified at its Notice Address set forth at the beginning of this Agreement or on Schedule I hereto.

9. Authorization; Applicable Laws; Headings; Binding Effect; Entire Agreement; Counterparts. Agents, Borrower and Participants hereby represent that each is authorized to execute this Agreement and to participate in the Financing upon the terms stated herein and in the Financing Documents. This Agreement shall inure to and be binding upon the successors and permitted assigns of the parties hereto, and shall be construed in accordance with the laws of the State of Nevada. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement effective upon execution of a counterpart hereof on behalf of each party hereto.

10. Other Participants. Participants acknowledge that other holders of the Notes may become parties hereto from time to time by executing a copy of this Agreement, which shall be cosigned by Agents, without any further action by the Participants then a party to this Agreement.

IN WITNESS WHEREOF, Borrower, Agents and each Participant have caused this Agreement to be executed by their duly authorized officers as of the date first above written, each as a sealed instrument.

PARTICIPANTS:	BORROWER:

FLUOROPHARMA MEDICAL, INC.
____________________________________

By: __________________________________

____________________________________

AGENTS:

____________________________________
_____________________________________

____________________________________
_____________________________________

SCHEDULE I

Name of Lender	Lender’s Address	Principal Amount of Note Due Lender
$__________
$__________
$__________
$__________
TOTAL		$__________